================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 18, 1999



                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)


               DELAWARE                                 1-4300                               41-0747868
     (State or Other Jurisdiction                     (Commission                         (I.R.S. Employer
           of Incorporation)                         File Number)                      Identification Number)


                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 296-6000


================================================================================

The undersigned registrant, Apache Corporation ("Apache"), hereby amends Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of its Current Report on Form 8-K, dated May 18, 1999.

The following contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, estimates and expectations of the properties' production, reserves, future development costs, operating costs, and general and administrative costs, and energy prices and future tax rates, deductions and credits. Such forward-looking statements involve estimates, assumptions and uncertainties. No assurance can be given that Apache's expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      FINANCIAL STATEMENT OF BUSINESSES ACQUIRED.

         Attached hereto as Schedule A is the audited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Apache Corporation from Shell ("Statement of Combined Revenues and Direct Operating Expenses"), for the year ended December 31, 1998, and the related notes thereto, together with the Report of Independent Public Accountants of Arthur Andersen LLP concerning the Statement and related notes.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Attached hereto as Schedule B, for Apache Corporation and Subsidiaries, are the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1998 and for the three months ended March 31, 1999, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999, and the related notes thereto, adjusted to show the pro forma effects of Apache's acquisition of certain oil and gas properties (the "Shell transaction") from Shell Offshore Inc. and affiliated Shell entities ("Shell"). The financial statements contained in Schedule B incorporate by reference the financial statements of Apache contained in its Annual Report on Form 10-K for the year ended December 31, 1998 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

(c)      EXHIBITS.


EXHIBIT NO.                DESCRIPTION
-----------                -----------
 2.1                       Asset Purchase Agreement, dated effective March 1,
                           1999, between Shell Offshore Inc. and certain
                           affiliated Shell entities, as Seller, and Apache
                           Corporation, as Buyer (incorporated by reference to
                           Apache's Form 8-K dated May 18, 1999, filed on May
                           26, 1999, SEC File No. 1-4300).

 2.2 Stock Purchase Agreement, dated April 29, 1999, between Shell Offshore Inc. and Apache Corporation
                           (incorporated by reference to Apache's Form 8-K dated May 18, 1999, filed on May 26, 1999, SEC File
                           No. 1-4300).

 3.1*                      Bylaws of Apache, as amended July 14, 1999.

23.1*                      Consent of Arthur Andersen LLP.

99.1                       Press Release, dated May 18, 1999, "Apache Closes on
                           Purchase of Shell Assets in Gulf of Mexico"
                           (incorporated by reference to Amendment No. 2 on Form
                           8-K/A to Apache's Form 8-K dated April 29, 1999, filed on May 24, 1999, SEC File No. 1-4300).

99.2                       Final Prospectus Supplement (Common Stock), dated
                           May 12, 1999 (incorporated by reference to Apache's filing pursuant to Rule 424(B)(2) on May 13, 1999,
                           Registration No. 333-75633).

99.3 Final Prospectus Supplement (Depositary Shares), dated May 12, 1999 (incorporated by reference to Apache's filing pursuant to Rule 424(B)(2) on May 13,
                           1999, Registration No. 333-75633).



------------------

*      filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            APACHE CORPORATION


Date:  July 28, 1999                        /s/ Z. S. Kobiashvili
                                            -----------------------------------
                                            Z. S. Kobiashvili
                                            Vice President and General Counsel

                                   SCHEDULE A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Apache Corporation:


     We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from Shell for the year ended December 31, 1998. This financial statement is the responsibility of Apache Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Apache Corporation's Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from Shell for the year ended December 31, 1998, in conformity with generally accepted accounting principles.




                                                    ARTHUR ANDERSEN LLP

Houston, Texas
July 22, 1999

          STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
          OF THE OIL AND GAS PROPERTIES PURCHASED BY APACHE CORPORATION
                                   FROM SHELL
                                 (IN THOUSANDS)




                                                                                           FOR THE THREE MONTHS ENDED
                                                                                                      MARCH 31,
                                                                FOR THE YEAR ENDED     ----------------------------------
                                                                DECEMBER 31, 1998           1998               1999
                                                                ------------------     ---------------    ---------------
                                                                                                   (UNAUDITED)
Revenues................................................        $          248,624     $        70,254    $        43,428
Direct operating expenses...............................                    34,708              10,341              5,926
                                                                ------------------     ---------------    ---------------

Excess of revenues over direct operating expenses.......        $          213,916     $        59,913    $        37,502
                                                                ==================     ===============    ===============


    The accompanying notes are an integral part of this financial statement.

                   NOTES TO STATEMENT OF COMBINED REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES
                   PURCHASED BY APACHE CORPORATION FROM SHELL



(1)      THE PROPERTIES

       On April 29, 1999, Apache Corporation (Apache) entered into an agreement with Shell Offshore Inc. and affiliated Shell entities (Shell) to purchase Shell's interest in 22 producing fields and 16 undeveloped blocks located in the Gulf of Mexico. The Shell transaction also includes certain production-related assets and proprietary 3D seismic data covering approximately 1,000 blocks in the Gulf of Mexico. The purchase price, subject to adjustment for production since March 1, 1999, was $715 million in cash and one million shares of Apache common stock (valued at $28.125 per share). The Shell transaction closed on May 18, 1999.


(2)      BASIS FOR PRESENTATION

       During the periods presented, the Shell properties were not accounted for or operated as a separate division by Shell. Certain costs, such as depreciation, depletion and amortization, general and administrative expenses, and corporate income taxes, were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

       Revenues and direct operating expenses included in the accompanying statement represent Apache's acquired net working interest in the properties and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, general and administrative expenses and corporate income taxes have been excluded.


(3)      COMMITMENTS AND CONTINGENCIES

       Pursuant to the terms of the Asset Purchase Agreement between Shell and Apache, any claims, litigation or disputes pending as of the effective date (March 1, 1999) or any matters arising in connection with ownership of the properties prior to the effective date are retained by Shell. Notwithstanding this indemnification, Apache is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.


(4)      ASSETS ACQUIRED (UNAUDITED)

       The preliminary allocation of the net purchase price (assuming $36.5 million of purchase price adjustments and $8.0 million of transaction costs) reflects an allocation of $122.0 million to unproved oil and gas properties and $592.7 million to proved oil and gas properties. Purchase price adjustments are subject to further review and audit.

                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)


OIL AND GAS RESERVE INFORMATION

       Proved oil and gas reserve quantities are based on estimates prepared by Apache's engineers, and from information provided by Shell, in accordance with guidelines established by the Securities and Exchange Commission (SEC).

       There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

                                                             GAS           OIL
                                                           --------      -------
                                                            (MMcf)       (Mbbls)
Total proved reserves:
    Balance, December 31, 1997 .......................      390,849        79,098
    Production .......................................      (61,785)       (9,182)
    Extensions, discoveries and improved recovery ....       11,379         4,224
    Revisions of previous estimates ..................       15,024        (3,864)
                                                           --------      --------

    Balance, December 31, 1998 .......................      355,467        70,276
                                                           ========      ========

Proved developed reserves:
    Balance, December 31, 1997 .......................      327,341        65,654
                                                           ========      ========
    Balance, December 31, 1998 .......................      294,963        58,696
                                                           ========      ========

                                   (UNAUDITED)


FUTURE NET CASH FLOWS

       Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical or derivative contract terms providing for higher or lower amounts. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

       The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves, net of income tax expense. Income tax expense has been computed using expected future tax rates and giving effect to tax deductions and credits available, under current laws, and which relate to oil and gas producing activities. This information does not purport to present the fair market value of Apache's oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

                                                             DECEMBER 31, 1998
                                                             ------------------
                                                              (IN THOUSANDS)
Cash inflows.............................................    $        1,424,206
Production costs.........................................              (311,586)
Development costs........................................              (339,520)
Income tax expense.......................................               (70,661)
                                                             ------------------

Net cash flows...........................................               702,439
10 percent discount rate.................................              (206,478)
                                                             ------------------

       Discounted future net cash flows (1)..............    $          495,961
                                                             ==================


       The following table sets forth the principal sources of change in discounted future net cash flows.


                                                                               FOR THE YEAR ENDED
                                                                               DECEMBER 31, 1998
                                                                               -----------------
                                                                                 (IN THOUSANDS)
Beginning of year............................................................    $          855,543
Sales, net of production costs...............................................              (213,916)
Net change in prices and production costs....................................              (517,552)
Extensions, discoveries and improved recovery, net of related costs..........                25,976
Change in future development costs...........................................                72,468
Accretion of discount........................................................               110,466
Change in income taxes.......................................................               198,972
Revision of quantity estimates...............................................                (7,686)
Change in production rates and other.........................................               (28,310)
                                                                                 ------------------

End of year..................................................................    $          495,961
                                                                                 ==================


(1) Estimated future net cash flows before income tax expense, discounted at 10% per annum, totaled approximately $546.1 million.

                                   SCHEDULE B

                       APACHE CORPORATION AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS



     The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties from Shell Offshore Inc. and affiliated entities (Shell) during the second quarter of 1999. The Shell transaction will be reported using the purchase method of accounting.

     The pro forma condensed consolidated statements of operations are presented to show income from continuing operations as if the Shell transaction occurred effective January 1, 1998. The pro forma condensed consolidated balance sheet is based on the assumption that the Shell transaction occurred effective March 31, 1999.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Shell transaction occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Apache's Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and the Statement of Combined Revenues and Direct Operating Expenses included herein as Schedule A.

                       APACHE CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (In thousands, except per share amounts)


                                                            APACHE            SHELL         PRO FORMA
                                                          HISTORICAL       HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                          -----------      -----------      -----------      -----------
REVENUES
   Oil and gas production revenues ..................     $   759,038      $   248,624      $        --      $ 1,007,662
   Gathering, processing and marketing revenues .....         117,395               --               --          117,395
   Other ............................................            (718)              --               --             (718)
                                                          -----------      -----------      -----------      -----------

                                                              875,715          248,624               --        1,124,339
                                                          -----------      -----------      -----------      -----------

OPERATING EXPENSES
   Depreciation, depletion and amortization:
     Recurring ......................................         382,807               --          139,274 (a)      522,081
     Additional .....................................         243,178               --               --          243,178
   Operating costs ..................................         211,554           34,708               --          246,262
   Gathering, processing and marketing costs ........         114,471               --               --          114,471
   Administrative, selling and other ................          40,731               --            2,500 (b)       43,231
   Financing costs, net .............................          70,537               --            3,490 (c)       64,865
                                                                                                 (9,162)(d)
                                                          -----------      -----------      -----------      -----------

                                                            1,063,278           34,708          136,102        1,234,088
                                                          -----------      -----------      -----------      -----------

LOSS BEFORE INCOME TAXES ............................        (187,563)         213,916         (136,102)        (109,749)
   Provision (benefit) for income taxes .............         (58,176)              --           27,235 (e)      (30,941)
                                                          -----------      -----------      -----------      -----------

NET LOSS ............................................        (129,387)         213,916         (163,337)         (78,808)
   Preferred stock dividends ........................           2,004               --           14,105 (f)       16,109
                                                          -----------      -----------      -----------      -----------

LOSS ATTRIBUTABLE TO COMMON STOCK ...................     $  (131,391)     $   213,916      $  (177,442)     $   (94,917)
                                                          ===========      ===========      ===========      ===========

NET LOSS PER COMMON SHARE:
   Basic ............................................     $     (1.34)                                       $    (0.83)
   Diluted ..........................................     $     (1.34)                                       $    (0.83)

Average common shares outstanding ...................          98,066                            15,950 (g)     114,016


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                    (In thousands, except per share amounts)


                                                            APACHE            SHELL         PRO FORMA
                                                          HISTORICAL       HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                          -----------      -----------      -----------      -----------
REVENUES
   Oil and gas production revenues...................     $   162,303      $    43,428      $        --      $   205,731
   Gathering, processing and marketing revenues......          24,594               --               --           24,594
   Other.............................................             818               --               --              818
                                                          -----------      -----------      -----------      -----------

                                                              187,715           43,428               --          231,143
                                                          -----------      -----------      -----------      -----------

OPERATING EXPENSES
   Depreciation, depletion and amortization..........          88,423               --           30,097 (a)      118,520
   Operating costs...................................          46,857            5,926               --           52,783
   Gathering, processing and marketing costs.........          24,126               --               --           24,126
   Administrative, selling and other.................          10,330               --              625 (b)       10,955
   Financing costs, net..............................          19,225               --              780 (c)       17,791
                                                                                                 (2,214)(d)
                                                          -----------      -----------      -----------      -----------

                                                              188,961            5,926           29,288          224,175
                                                          -----------      -----------      -----------      -----------

INCOME (LOSS) BEFORE INCOME TAXES....................          (1,246)          37,502          (29,288)           6,968
   Provision for income taxes........................             922               --            2,875 (e)        3,797
                                                          -----------      -----------      -----------      -----------

NET INCOME (LOSS)....................................          (2,168)          37,502          (32,163)           3,171
   Preferred stock dividends.........................           1,420               --            3,526 (f)        4,946
                                                          -----------      -----------      -----------      -----------

LOSS ATTRIBUTABLE TO COMMON STOCK....................     $    (3,588)     $    37,502      $   (35,689)     $    (1,775)
                                                          ===========      ===========      ===========      ===========

NET LOSS PER COMMON SHARE:
   Basic.............................................     $     (0.04)                                       $     (0.02)
   Diluted...........................................     $     (0.04)                                       $     (0.02)

Average common shares outstanding....................          97,788                            15,950 (g)      113,738


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                 (In thousands)


                                                                   APACHE       PRO FORMA
                                                                 HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                 ----------     -----------    -----------
ASSETS
   Current assets ..........................................     $  240,420     $       --     $  240,420
   Net property and equipment ..............................      3,811,011        706,664(1)   4,525,675
                                                                                     8,000(2)
   Other assets ............................................         40,089             --         40,089
                                                                 ----------     ----------     ----------

                                                                 $4,091,520     $  714,664     $4,806,184
                                                                 ==========     ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities .....................................     $  228,342     $       --     $  228,342
   Long-term debt ..........................................      1,532,048         24,235(1)   1,564,283
                                                                                     8,000(2)
   Deferred credits and other noncurrent liabilities .......        535,549             --        535,549
                                                                 ----------     ----------     ----------

      Total Liabilities ....................................      2,295,939         32,235      2,328,174

   Shareholders' equity ....................................      1,795,581        682,429(1)   2,478,010
                                                                 ----------     ----------     ----------

                                                                 $4,091,520     $  714,664     $4,806,184
                                                                 ==========     ==========     ==========


      The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


BASIS OF PRESENTATION

     The unaudited pro forma statement of operations for the year ended December 31,1998, is based on the audited financial statements of Apache for the year ended December 31,1998, the audited statement of combined revenues and direct operating expenses for the Shell properties for the year ended December 31, 1998, and the adjustments and assumptions described below.

     The unaudited pro forma statement of operations for the three months ended March 31, 1999, and the unaudited pro forma balance sheet as of March 31, 1999, are based on the unaudited financial statements of Apache as of and for the three months ended March 31, 1999, the unaudited statement of combined revenues and direct operating expenses for the Shell properties for the three months ended March 31, 1999, and the adjustments and assumptions described below.


PRO FORMA ADJUSTMENTS

     THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS REFLECT THE FOLLOWING
ADJUSTMENTS:

     a. Record incremental depreciation, depletion and amortization expense, using the units-of-production method, resulting from the purchase of the Shell properties. Based on the preliminary Shell purchase price allocation and the discounted future net cash flows attributable to the Shell properties (calculated using year-end 1998 oil and gas prices), a ceiling test deficit would exist on the Shell properties as of December 31, 1998. Due to improved oil and gas prices since year-end, the Shell properties had a cushion for ceiling test purposes as of June 30, 1999. Accordingly, the accompanying pro forma financial statements do not reflect an additional ceiling test write-down for the Shell properties.
     b. Record assumed increase in general and administrative expense as a result of the purchase of the Shell properties.
     c. Record interest expense associated with debt of approximately $60.7 million incurred under Apache's global credit facility to fund a portion of the purchase price before consideration of purchase price adjustments. Applicable interest rates on the facility were 5.75 percent for 1998 and 5.14 percent for the quarter ended March 31, 1999.
     d. Record capitalized interest, assuming $122 million of the purchase price is allocated to unproved oil and gas properties with the balance of the purchase price allocated to proved properties. Capitalized interest relating to unproved properties reflects a rate of 7.51 percent for 1998 and 7.26 percent for the quarter ended March 31, 1999.
     e. Record a pro forma income tax provision, assuming a 35 percent rate, based on the pro forma change in pre-tax income.
     f. Record preferred stock dividends on 7,000,000 depositary shares, each representing 1/50th of a share of Apache's Series C conversion preferred stock ("depositary shares"), issued to finance the acquisition at a rate of $2.015 per depositary share.
     g. Record the issuance of 14,950,000 shares of Apache common stock to finance the acquisition and 1,000,000 shares of Apache common stock to Shell.

                       APACHE CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS - (CONTINUED)


THE UNAUDITED PRO FORMA BALANCE SHEET REFLECTS THE FOLLOWING ADJUSTMENTS:

1. Record the purchase price for the Shell properties, net of estimated purchase price adjustments totaling $36.5 million, funded with:

     o Net proceeds of approximately $444.0 million from the sale of 14,950,000 shares of Apache common stock.
     o Net proceeds of approximately $210.3 million from the sale of 7,000,000 depositary shares.
     o The issuance of 1,000,000 shares of Apache common stock to Shell valued at $28.125 per share.
     o Proceeds from additional borrowings of approximately $24.2 million after consideration of purchase price adjustments.

     Purchase price adjustments are subject to further review and audit.

2. Record transaction costs, primarily investment banking fees, relating to the Shell transaction.

                       APACHE CORPORATION AND SUBSIDIARIES
                 PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                   (UNAUDITED)


     The following table sets forth certain unaudited pro forma information concerning Apache's proved oil and gas reserves at December 31, 1998, giving effect to the Shell transaction as if it had occurred on January 1, 1998. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.


PROVED OIL AND NATURAL GAS RESERVES

                                                                    NATURAL GAS
                                                    ------------------------------------------
                                                      APACHE           SHELL        PRO FORMA
                                                    ----------      ----------      ----------
                                                                  (MILLION CUBIC FEET)
December 31, 1997 .............................      1,871,821         390,849       2,262,670
Extension, discoveries and other additions ....        555,912          11,379         567,291
Purchase of minerals in place .................         53,160              --          53,160
Revisions of previous estimates ...............        (29,215)         15,024         (14,191)
Production ....................................       (215,389)        (61,785)       (277,174)
Sales of properties ...........................        (64,063)             --         (64,063)
                                                    ----------      ----------      ----------

December 31, 1998 .............................      2,172,226         355,467       2,527,693
                                                    ==========      ==========      ==========

Proved developed reserves
    December 31, 1997 .........................      1,554,312         327,341       1,881,653
                                                    ==========      ==========      ==========
    December 31, 1998 .........................      1,450,109         294,963       1,745,072
                                                    ==========      ==========      ==========


                                                    OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                                    ---------------------------------------
                                                     APACHE        SHELL         PRO FORMA
                                                    --------      --------      -----------
                                                             (THOUSANDS OF BARRELS)
December 31, 1997 .............................      273,778        79,098          352,876
Extension, discoveries and other additions ....       57,173         4,224           61,397
Purchase of minerals in place .................        6,041            --            6,041
Revisions of previous estimates ...............      (39,376)       (3,864)         (43,240)
Production ....................................      (27,663)       (9,182)         (36,845)
Sales of properties ...........................      (18,945)           --          (18,945)
                                                    --------      --------         --------

December 31, 1998 .............................      251,008        70,276          321,284
                                                    ========      ========         ========

Proved developed reserves
    December 31, 1997 .........................      203,145        65,654          268,799
                                                    ========      ========         ========
    December 31, 1998 .........................      177,999        58,696          236,695
                                                    ========      ========         ========

                       APACHE CORPORATION AND SUBSIDIARIES
          PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES - (CONTINUED)
                                   (UNAUDITED)



     The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Apache as of December 31, 1998, net of income tax expense, and giving effect to the acquisition of the Shell properties as if it had occurred on January 1, 1998. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at December 31, 1998. Cash flows relating to the Shell properties are based on Apache's evaluation of reserves and on information provided by Shell. Future income tax expense on the Shell properties is based on Apache's estimated purchase price allocation. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to Apache's financial statements for the fiscal year ended December 31, 1998, and the Statement of Combined Revenues and Direct Operating Expenses included herein as Schedule A, for a discussion of the assumptions used in preparing the information presented.

FUTURE NET CASH FLOWS                           APACHE            SHELL          PRO FORMA
                                              -----------      -----------      -----------
                                                              (IN THOUSANDS)
Cash inflows ............................     $ 6,502,704      $ 1,424,206      $ 7,926,910
Production and development costs ........      (2,508,092)        (651,106)      (3,159,198)
Income tax expense ......................        (807,246)         (70,661)        (877,907)
                                              -----------      -----------      -----------

Net cash flows ..........................       3,187,366          702,439        3,889,805
10% discount rate .......................      (1,223,315)        (206,478)      (1,429,793)
                                              -----------      -----------      -----------

Discounted future net cash flows (1) ....     $ 1,964,051      $   495,961      $ 2,460,012
                                              ===========      ===========      ===========


     The following table sets forth the principal sources of change in discounted future net cash flows:

                                                     APACHE            SHELL          PRO FORMA
                                                   -----------      -----------      -----------
                                                                  (IN THOUSANDS)

Sales, net of production costs ...............     $  (551,457)     $  (213,916)     $  (765,373)
Net change in prices and production costs ....      (1,253,213)        (517,552)      (1,770,765)
Discoveries and improved recovery, net of
  related costs ..............................         620,153           25,976          646,129
Change in future development costs ...........         251,638           72,468          324,106
Revisions of quantities ......................        (149,859)          (7,686)        (157,545)
Purchases of minerals in-place ...............          52,785               --           52,785
Accretion of discount ........................         327,262          110,466          437,728
Change in income taxes .......................         277,518          198,972          476,490
Sales of properties ..........................        (132,337)              --         (132,337)
Change in production rates and other .........         (41,701)         (28,310)         (70,011)
                                                   -----------      -----------      -----------
                                                   $  (599,211)     $  (359,582)     $  (958,793)
                                                   ===========      ===========      ===========


(1) Pro forma future net cash flows before income tax expense, discounted at 10% per annum, totaled approximately $2.94 billion.

                                INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION
-----------                -----------
 2.1                       Asset Purchase Agreement, dated effective March 1,
                           1999, between Shell Offshore Inc. and certain
                           affiliated Shell entities, as Seller, and Apache
                           Corporation, as Buyer (incorporated by reference to
                           Apache's Form 8-K dated May 18, 1999, filed on May
                           26, 1999, SEC File No. 1-4300).

 2.2 Stock Purchase Agreement, dated April 29, 1999, between Shell Offshore Inc. and Apache Corporation
                           (incorporated by reference to Apache's Form 8-K dated May 18, 1999, filed on May 26, 1999, SEC File
                           No. 1-4300).

 3.1*                      Bylaws of Apache, as amended July 14, 1999.

23.1*                      Consent of Arthur Andersen LLP.

99.1                       Press Release, dated May 18, 1999, "Apache Closes on
                           Purchase of Shell Assets in Gulf of Mexico"
                           (incorporated by reference to Amendment No. 2 on Form
                           8-K/A to Apache's Form 8-K dated April 29, 1999, filed on May 24, 1999, SEC File No. 1-4300).

99.2                       Final Prospectus Supplement (Common Stock), dated
                           May 12, 1999 (incorporated by reference to Apache's filing pursuant to Rule 424(B)(2) on May 13, 1999,
                           Registration No. 333-75633).

99.3 Final Prospectus Supplement (Depositary Shares), dated May 12, 1999 (incorporated by reference to Apache's filing pursuant to Rule 424(B)(2) on May 13,
                           1999, Registration No. 333-75633).



------------------

*      filed herewith